UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 3/22/2012

Market Leader, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51032

Washington	91-1982679
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

11332 NE 122nd Way, Suite 200, Kirkland WA 98034

(Address of principal executive offices, including zip code)

425-952-5500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Market Leader, Inc. (the “Company”) announced that on February 28, 2012, it entered into an agreement with Better Homes and Gardens Real Estate LLC (“BHGRE”). The BHGRE network includes approximately 7,000 sales associates and more than 200 offices serving homebuyers and sellers in Canada and 24 U.S. states. The agreement with BHGRE is subject to the terms and conditions of a Master Software As A Service (“SaaS”) Agreement between the Company and Realogy Services Group LLC, the direct parent of BHGRE, dated February 28, 2012. Under terms of the BHGRE agreement, the Company will provide a branded intranet platform to BHGRE agents and offices that includes integrated components for agent collaboration, customer relationship management websites, and other functionality.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Market Leader, Inc.

Date: March 23, 2012	By:	/s/ Jacqueline Davidson
Jacqueline Davidson
Chief Financial Officer

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